EXECUTION COPY

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     This Voting Agreement and Irrevocable Proxy (this "AGREEMENT") is entered into as of October 26, 2009, by and between Kay Technology Corp, Inc., a Delaware corporation ("PURCHASER"), and the undersigned stockholders (each a "STOCKHOLDER" and collectively, "STOCKHOLDERS") of Kana Software, Inc., a Delaware corporation ("COMPANY"). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS

           A. WHEREAS, the execution and delivery of this Agreement by Stockholders is a material inducement to the willingness of Purchaser to enter into that certain Asset Purchase Agreement, dated of even date herewith (the "ASSET PURCHASE AGREEMENT"), by and among Purchaser and Company, pursuant to which Purchaser will acquire substantially all of the assets of Company (the "ASSET Purchase").

           B. WHEREAS, Stockholders understand and acknowledge that Purchaser is entitled to rely on (i) the truth and accuracy of each Stockholder's representations contained herein and (ii) each Stockholder's performance of the obligations set forth herein.

     NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Asset Purchase Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. RESTRICTIONS ON SHARES.

           (a) Neither Stockholder shall, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge, tender or otherwise dispose of, or encumber (each a "TRANSFER"), the Shares (as defined in SECTION 4 below) or any New Shares (as defined in SECTION 1(C) below), or make any offer or enter into any agreement providing for or commit to do any of the foregoing, at any time prior to the Expiration Time (as defined below in this SECTION 1(A)). Notwithstanding the foregoing, each Stockholder is hereby permitted to Transfer all or any portion of its Shares or New Shares to an affiliate of such Stockholder without the consent of the Purchaser; PROVIDED that, prior to, and as a condition of, any such Transfer, the transferee shall enter into and deliver to Purchaser a voting agreement and irrevocable proxy in favor of Purchaser substantially in the form of this Agreement with respect to the Shares or New Shares transferred to such transferee. As used herein, the term "EXPIRATION TIME" shall mean the earlier of:

                  (i)   the Closing Date;

                  (ii) the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTIONS 11.1(A), 11.1(C), 11.1(F) or 11.1(H);

                  (iii) the six month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTION 11.1(B);

                  (iv) the nine month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTIONS 11.1(D), 11.1(E), 11.1(G) or 11.1(I); or

                  (v) such date and time designated by Purchaser in a written notice to each Stockholder.

           (b) Except pursuant to the terms of this Agreement, at any time on or after the date of this Agreement and prior to the Expiration Time, neither Stockholder shall, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares or commit to do any of the foregoing.

           (c) Any shares of capital stock or other securities of Company that any Stockholder purchases or with respect to which any Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) on or after the date of this Agreement and prior to the Expiration Time (collectively, the "NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES.

           (a) Prior to the Expiration Time, at every meeting of the stockholders of Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of Company with respect to any of the following matters, unless otherwise directed in writing by Purchaser, each Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in SECTION 3 below), the Shares and any New Shares
(i) in favor of approval of the adoption of the Asset Purchase Agreement (or any amended version thereof) and the Asset Purchase, (ii) in favor of the name change contemplated by the Asset Purchase Agreement, (iii) in favor of any proposal to adjourn the meeting to solicit additional proxies in favor of the approval of the Asset Purchase Agreement and (iv) against any Acquisition Proposal (including any Superior Proposal) or any other corporate action which would frustrate the purpose of or prevent or delay the consummation of the transactions contemplated by the Asset Purchase Agreement; PROVIDED, HOWEVER, that the Proxy and the agreements and restrictions contained in this SECTION 2(A) will not apply to any Shares or New Shares that, in the aggregate, represent more than 22.0% of the voting power or then-outstanding common stock of the Company at any time (but only to the extent of those Shares or New Shares in excess of 22%).

          (b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Stockholder from (i) acting in Stockholder's capacity as a director or officer of Company, including in the exercise of such Stockholder's fiduciary duties with respect to an Acquisition Proposal in compliance with the terms of the Asset Purchase Agreement, or (ii) subject to SECTION 2(D) below, voting in Stockholder's sole discretion on any matter other than matters referred to in SECTION 2(A) hereof, to the extent applicable, it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder's capacity as a stockholder of Company.

          (c) Prior to the Expiration Time, each Stockholder shall not (and shall cause its and its affiliates' respective partners, members, officers, directors, employees, attorneys, accountants, agents, affiliates, advisors and representatives to not), directly or indirectly, solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal; participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal (except to notify such Person as to the existence of this SECTION 2(C) of this Agreement); or alone or with any other Person, make an Acquisition Proposal. Each Stockholder shall promptly inform Purchaser if it receives any inquiry or proposal relating to an Acquisition Proposal and the details thereof.

          (d) Each Stockholder shall not (and shall cause its and its affiliates' respective partners, members, officers, directors, employees, attorneys, accountants, agents, affiliates, advisors and representatives to not) take or agree to take or commit to take any action with the intent of, or for the purpose of, in each case in whole or in part, preventing or delaying the consummation of the transactions contemplated by the Asset Purchase Agreement.

     3. IRREVOCABLE PROXY. Concurrently with the execution and delivery of this Agreement, each Stockholder shall deliver to Purchaser a duly executed proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy (subject to the last sentence of this SECTION 3), and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of Company or action or approval by written resolution or consent of stockholders of Company with respect to the matters contemplated by SECTION 2 covering the total number of Shares and New Shares up to an amount that represents, in the aggregate, at any time, 22.0% of voting power or the then-outstanding common stock of the Company (the "PROXY SHARES") in respect of which Stockholders are entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholders, with respect to the Proxy Shares (i) Stockholders hereby revoke any and all prior proxies (other than the Proxy) given by Stockholders with respect to the subject matter contemplated by SECTION 2, and (ii) Stockholders shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Proxy Shares in any manner inconsistent with the terms of SECTION 2, until after the Expiration Time. The Proxy shall be revoked and shall terminate automatically, and shall be of no further force and effect, immediately upon the occurrence of the Expiration Time.

     4.   REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  STOCKHOLDER.   Each
Stockholder hereby represents, warrants and covenants to Purchaser as follows as of the date hereof:

          (a) Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of capital stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the "SHARES"). The Shares constitute Stockholder's entire interest in the outstanding shares of capital stock and neither Stockholder nor any of its affiliates is the beneficial or record holder of, nor exercises voting power over, any other outstanding shares of capital stock of Company. No person not signatory to this Agreement has a right to acquire or vote any of the Shares. The Shares are and will be at all times up until the Expiration Time free and clear of any Liens that would materially and adversely affect the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement or of the parties to this Agreement. As of the date hereof, the Shares represent 11.901% of the voting power or outstanding common stock of the Company. Each Stockholder has a binding agreement to acquire New Shares totaling 5,710,814 shares of common stock of the Company. Stockholder shall use its reasonable best efforts so that, within three (3) Business Days of the date hereof, Stockholder shall be the beneficial or record owner of such New Shares. Assuming the Stockholders' acquisition of such New Shares, Stockholders shall be the beneficial or record owners of 10,615,677 shares of common stock of the Company, which shall represent 25.757% of the voting power or outstanding common stock of the Company as of such date.

          (b) Stockholder does not own, beneficially or legally, any options, restricted stock units, warrants or other rights to acquire, directly or indirectly, shares of capital stock of the Company (collectively, the "COMPANY WARRANTS AND OTHER RIGHTS"). For the avoidance of doubt, Stockholder shall not acquire, directly or indirectly, Company Warrants and Other Rights between the date hereof and the Expiration Date.

          (c) Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder (or its general partner or similar governing body, as applicable), and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (d) The execution and delivery of this Agreement does not, and the performance by Stockholder of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Stockholder (if applicable), or any binding agreement, law, rule, regulation, judgment, order or decree to which Stockholder is a party or by which Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay Stockholder from performing its obligations under this Agreement.

          (e) Each Stockholder has executed this Agreement in Dallas, Texas.

          (f) Neither Stockholder nor any of their respective affiliates has any agreement with the Company or any other Person with respect to the Company or the voting, holding or disposition of the Shares, other than that certain Stock Purchase Agreement, dated as of the date hereof, by and among the Stockholders, Carlson Capital, L.P. and KVO Capital Management, LLC and certain Stock Purchase Agreement, dated as of the date hereof, by and among the Stockholders and NightWatch Capital Partners II, LP.

          (g) Carlson Capital, L.P. agrees and acknowledges that it shall take all actions necessary to cause each Stockholder and each affiliate and transferee of each Stockholder to comply in all respects with this Agreement and the Proxy.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Stockholders as follows: (i) Purchaser has full power and authority to make, enter into and carry out the terms of this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity; and (iii) the execution and delivery of this Agreement does not, and the performance by Purchaser of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Purchaser, or any law, rule, regulation, judgment, order or decree to which Purchaser is a party or by which Purchaser is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay Purchaser's ability to perform its obligations under this Agreement.

     6. CONFIDENTIALITY. Each Stockholder shall hold any information regarding this Agreement and the Asset Purchase in strict confidence and shall not divulge any such information to any third person until the Purchaser has publicly disclosed the Asset Purchase, provided however, that Stockholders may disclose any such information to such Stockholder's directors, officers, members, employees, agents, attorneys, advisors and other representatives solely for the purpose of evaluating the Asset Purchase Agreement, the Asset Purchase and the other transactions contemplated by the Asset Purchase Agreement. Neither the Stockholder, nor any of its affiliates (other than Company, whose actions shall be governed by the Asset Purchase Agreement and the Confidentiality Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Purchase, the Asset Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Purchaser, except as may be required by applicable law in which circumstance such announcing party shall make reasonable efforts to consult with the Purchaser to the extent practicable.

     7. MISCELLANEOUS.

          (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

          (i) if to Purchaser, to:

                       c/o Kay Technology Corp, Inc.
                       2500 Sand Hill Road, Suite 300
                       Menlo Park, California 94025
                       Facsimile:  650-289-2461
                       Attention:  Tom Barnds
                       Jason Klein
                       Mark Duffell

              with a copy (which shall not constitute notice) to:

                       Kirkland & Ellis LLP
                       300 North LaSalle
                       Chicago, Illinois 60654
                       Facsimile:  312-862-2000
                       Attention:  Jeffrey Seifman, P.C.
                                   Carol Anne Huff
                                   Shelly M. Hirschtritt

          (ii) if to any Stockholder, to the address set forth for the Stockholder on the signature page hereof.

          (b) INTERPRETATION. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

          (c) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholders set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation of this Agreement or the Proxy, Purchaser shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity and each Stockholder hereby waives any requirement for the security or posting of any bond in connection with such enforcement.

          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

          (e) ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in SECTION 1(A), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholders without the prior written consent of Purchaser, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Purchaser hereunder, may be assigned or delegated in whole or in part by Purchaser to any affiliate of Purchaser without the consent of or any action by Stockholders upon notice by Purchaser to Stockholders as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          (f) SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (g) REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

          (h) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. mail to such party's address for notice hereunder shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to this SECTION 7(H).

          (i) TERMINATION. This Agreement shall terminate automatically without any action on the part of the parties hereto and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Stockholders, PROVIDED, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

          (j) AMENDMENT. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

          (k) NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Purchaser or any of its affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of or relating to the Shares and New Shares shall remain vested in and belong to Stockholders, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to the Stockholders in the voting of any of the Shares or New Shares, except as otherwise provided herein and in the Asset Purchase Agreement.

          (l) RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

          (m) ADDITIONAL DOCUMENTS, ETC. Stockholders shall execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.


                              KAY TECHNOLOGY CORP, INC.


                              By:  /s/ Jason Klein
                              -----------------------------------------------
                              Name:  Jason Klein
                              Title: President

                              STOCKHOLDER:

                              Double Black Diamond Offshore Ltd.
                              By: Carlson Capital, L.P., its investment manager
                              By: Asgard Investment Corp., its general partner


                              /s/ Clint D. Carlson
                              -----------------------------------------------
                              (Signature)


                              CLINT D. CARLSON, PRESIDENT
                              ------------------------------------------------
                              (Print name and title if signing on behalf of an
                               entity)

                              c/o Carlson Capital, L.P.
                              2100 McKinney Avenue, Suite 1600
                              Attention: Steve J. Pully

                              Telephone No. (214) 932-0847



        Shares and Company Warrants and Other Rights beneficially owned on the date hereof:

                      4,611,057  shares of Company common stock
                      ---------

                           0     shares subject to Company Warrants
                      ---------

                              STOCKHOLDER:

                               Black Diamond Offshore Ltd.
                               By: Carlson Capital, L.P., its investment manager
                               By: Asgard Investment Corp., its general partner


                               Clint D. Carlson
                               ------------------------------------------------
                               (Signature)


                              Clint D. Carlson, President
                              (Print name and title if signing on behalf of an entity)

                              c/o Carlson Capital, L.P.
                              2100 McKinney Avenue, Suite 1600
                              Attention: Steve J. Pully

                              Telephone No. (214) 932-0847



        Shares and Company Warrants and Other Rights beneficially owned on the date hereof:

                        293,806  shares of Company common stock
                      ---------

                           0     shares subject to Company Warrants
                      ---------



                              CARLSON CAPITAL, L.P.

                              By: Asgard Investment Corp., its general partner

                               Clint D. Carlson
                               ------------------------------------------------
                               (Signature)


                              CLINT D. CARLSON, PRESIDENT
                              (Print name and title if signing on behalf of an entity)

                              c/o Carlson Capital, L.P.
                              2100 McKinney Avenue, Suite 1600
                              Attention: Steve J. Pully
                              Telephone No. (214) 932-0847

                                    EXHIBIT A

                                IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                               KANA SOFTWARE, INC.

     The undersigned stockholders ("STOCKHOLDERS") of Kana Software, Inc., a Delaware corporation ("COMPANY"), hereby irrevocably (to the fullest extent permitted by applicable law) appoint Jason Klein, the President of Kay Technology Corp, Inc., a Delaware corporation ("PURCHASER"), and each of them, or any other designee of Purchaser, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned and other shares or securities of Company issued or issuable in respect thereof on or after the date hereof up to an amount that represents, in the aggregate, at any time, 22.0% of the shares of the voting power or then-outstanding common stock of the Company (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. The total such Shares or securities of the Company beneficially owned by the undersigned stockholders of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person (as defined in the Asset Purchase Agreement (as defined below)) to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

          (a) Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy (subject to the second sentence of this paragraph), is granted pursuant to that certain Voting Agreement, and is granted in consideration of Purchaser entering into that certain Asset Purchase Agreement dated as of the date hereof (the "ASSET PURCHASE AGREEMENT"), by and among Purchaser and Company, pursuant to which Purchaser will acquire substantially all of the assets of Company (the "ASSET PURCHASE"). This Irrevocable Proxy shall be revoked and shall terminate automatically, and shall be of no further force and effect, immediately upon the occurrence of the Expiration Time. As used herein, the term "EXPIRATION TIME" shall mean the earlier of:

               (i) the Closing Date;

               (ii) the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTIONS 11.1(A), 11.1(C), 11.1(F) or 11.1(H);

               (iii) the six month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTION 11.1(B);

               (iv) the nine month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to SECTIONS 11(D), 11.1(E) , 11.1(G) or 11.1(I); or

               (v) such date and time designated by Purchaser in a written notice to each Stockholder.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting with respect to the following matters: (i) in favor of approval of the adoption of the Asset Purchase Agreement (or any amended version thereof) and the Asset Purchase, (ii) in favor of the name change contemplated by the Asset Purchase Agreement, (iii) in favor of any proposal to adjourn the meeting to solicit additional proxies in favor of the approval of the Asset Purchase Agreement and (iv) against any Acquisition Proposal (including any Superior Proposal) or any other corporate action which would frustrate the purpose of or prevent or delay the consummation of the transactions contemplated by the Asset Purchase Agreement.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares in its sole discretion on all other matters and may vote any and all other shares of capital stock of the Company or any and all other shares or securities of the Company issued or issuable in respect thereof in its sole discretion on all matters.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



                            [Signature Page Follows]

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Purchaser. This Irrevocable Proxy shall be revoked and shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated:  10/26/09

                               Double Black Diamond Offshore Ltd.,
                               BY: Carlson Capital, L.P., its investment manager
                               BY: Asgard investment Corp., its general partner (Print Name of Stockholder)

                               /s/ Clint D Carlson
                               -------------------------------------------
                               (Signature of Stockholder)

                               Clint D. Carlson, President
                               -------------------------------------------
                               (Print name and title if signing on behalf of an entity)

                               Shares beneficially owned on the date hereof:

                               4,611,057  shares of Company common stock
                               ---------

                                       0  shares subject to Company Warrants
                               ---------


                               Double Black Diamond Offshore Ltd.,
                               BY: Carlson Capital, L.P., its investment manager
                               BY: Asgard investment Corp., its general partner (Print Name of Stockholder)

                               /s/ Clint D Carlson
                               -------------------------------------------
                               (Signature of Stockholder)

                               Clint D. Carlson, President
                               -------------------------------------------
                               (Print name and title if signing on behalf of an entity)

                               Shares beneficially owned on the date hereof:

                                 293,806  shares of Company common stock
                               ---------

                                       0  shares subject to Company Warrants
                               ---------